Exhibit 99.1

Accenture Clarifies Business Outlook for Second-Quarter Fiscal Year 2004

NEW YORK; Jan. 13, 2004 — To clarify the business outlook it provided in its first-quarter fiscal 2004 earnings news release issued this morning, Accenture (NYSE: ACN) said:

Excluding an expected second-quarter fiscal 2004 real estate consolidation charge in the range of $75 million to $100 million, Accenture expects earnings per share for the second quarter of fiscal 2004 to be in the range of $0.21 to $0.27.

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Contact:

Roxanne Taylor
Director, Corporate Communications
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com